Exhibit 10.2

AMENDMENT NO. 1 TO

ASSET CONTRIBUTION AND

SHARE SUBSCRIPTION AGREEMENT

by and among

GLOBAL ENERGY SERVICES OPERATING, LLC,

a Delaware limited liability company,

INDEPENDENCE CONTRACT DRILLING LLC,

a Delaware limited liability company,

and

INDEPENDENCE CONTRACT DRILLING, INC.,

a Delaware corporation

December 15, 2011

AMENDMENT NO. 1 TO

ASSET CONTRIBUTION AND SHARE SUBSCRIPTION AGREEMENT

This Amendment No. 1 to Asset Contribution and Share Subscription Agreement (this “Amendment”) is made as of December 15, 2011 (the “Amendment Effective Date”), by and among GLOBAL ENERGY SERVICES OPERATING, LLC, a Delaware limited liability company (“GES”), INDEPENDENCE CONTRACT DRILLING LLC, a Delaware limited liability company (“RAC”, and together with GES, each, a “Contributor” and collectively, the “Contributors”), and INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, the parties hereto previously entered into that certain Asset Contribution and Share Subscription Agreement dated November 23, 2011 (the “Contribution Agreement”) pursuant to which GES and RAC agreed to contribute certain assets and liabilities to the Company in exchange for shares of common stock of the Company; and

WHEREAS, the parties desire to amend certain terms of the Contribution Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Contribution Agreement. As used in this Amendment, the following definitions shall apply:

(a) “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, an “Exchange Act Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a

Change of Control: (1) the issuance of Outstanding Company Common Stock under the Rule 144A Offering; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals, who, as of the date hereof are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, (1) that any individual becoming a director subsequent to the date hereof whose election by the Company’s stockholders was approved by a vote of the stockholders described in Section 3 of the Registration Rights Agreement by and among the Company, FBR Capital Markets and the investors under the Rule 144A Offering (the “Rule 144A Registration Rights Agreement”) shall be considered as though such individual was a member of the Incumbent Board, and (2) any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose of this Section 1.1(a)(ii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Exchange Act Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), in each case approved by (A) the shareholders of the Company, other than GES, holding the requisite interest to approve such Corporate Transaction and (B) the requisite number of disinterested directors of the Company; unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Exchange Act Person (excluding any corporation or other entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(v) Notwithstanding anything contained herein to the contrary, neither the consummation of the transactions contemplated by the Contribution Agreement, the sale of any securities in connection with an a registration of shares with the U.S. Securities & Exchange Commission pursuant to the Securities Act, nor the election of directors pursuant to a vote described in Section 3 of the Rule 144A Registration Rights Agreement shall be deemed to cause or result in a Change of Control under this Contribution Agreement.

(b) “GES Closing Shares” shall mean shares of common stock of the Company, the amount of which shall be determined by dividing the sum of $20,000,000 by the per share offering price in the 144A Offering.

(c) “GES Contingent Shares” shall mean shares of common stock of the Company, the amount of which shall be determined by dividing (Y) $16,000,000 less the Term Loan Liabilities being assumed by the Company by (Z) the per share offering price in the 144A Offering, adjusted as follows:

(i) If any capital reorganization or reclassification of the shares of common stock of the Company, or consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its assets to another corporation or other entity shall be effected in such a way that holders of shares of common stock of the Company shall be entitled to receive other shares, securities or assets with respect to or in exchange for shares of common stock of the Company, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby GES shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the Contribution Agreement as amended by this Amendment (and in lieu of the GES Contingent Shares), an amount of shares, securities or assets as may be issued or payable with respect to or in exchange for such GES Contingent Shares that are equal in value to the amount GES would have received had GES held the GES Contingent Shares to which it is ultimately becomes entitled immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of GES to the end that the provisions of the Contribution Agreement as amended by this Amendment shall thereafter be applicable, as nearly as may be possible, in relation to any shares, securities or assets thereafter deliverable upon the achievement of the benchmarks set forth in Section 2.3 of this Amendment. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or other entity (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume, by written instrument, the obligation to deliver to GES such shares, securities or assets as, in accordance with the foregoing provisions, to which GES may be entitled.

(ii) If the Company shall (A) declare a dividend or make a distribution on the common stock of the Company payable in common stock of the Company, (B) subdivide or split the outstanding common stock of the Company, (C) combine or reclassify the outstanding common stock of the Company into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of common stock of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) (each, a “Stock Reorganization Event”), then the aggregate number of GES Contingent Shares thereafter issuable upon the achievement of the benchmarks set forth in Section 2.3 of this Amendment shall be equal to the product of the aggregate number of GES Contingent Shares issuable upon the achievement of the benchmarks set forth in Section 2.3 of this Amendment immediately prior to such Stock Reorganization Event multiplied by a fraction, (A) the numerator of which shall be the number of shares of common stock of the Company outstanding immediately after such Stock Reorganization Event and (B) the denominator of which shall be the number of shares of common stock of the Company outstanding immediately before such Stock Reorganization Event.

(d) “Qualifying Rig” shall mean any drilling rig of the Company that is capable of commencing drilling operations regardless of whether such drilling rig is built by the Company or its Affiliates or acquired by the Company or its Affiliates from a third party. For the avoidance of doubt, “capable of commencing drilling operations” means, with regard to drilling rigs built by the Company or its Affiliates, a rig that has been rigged up and tested in conformity with the scope of work for which such rig was built, and, with regard to drilling rigs acquired by the Company or its Affiliates from a third party, the acceptance of such rig in writing by the Company or its Affiliate, which acceptance will not be unreasonably withheld or delayed. For the avoidance of doubt, any drilling rig built or acquired by an Affiliate of the Company that is not used in the business of the Company shall not constitute a Qualifying Rig.

2.	AMENDMENTS TO CERTAIN PROVISIONS OF THE CONTRIBUTION AGREEMENT.

2.1 Amendment and Restatement of Recitals. The third paragraph of the Recitals of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, subject to the terms of this Agreement, (i) GES desires to contribute certain assets and certain liabilities related to the Business to the Company (the “GES Contribution”) in exchange for the GES Closing Shares and the right to receive the GES Contingent Shares (collectively, the “GES Shares”), and (ii) RAC desires to contribute cash and the rights under each of the Rig Contract and the Drilling Contract to the Company in exchange for a number of shares of common stock of the Company (the “RAC Shares”, and together with the GES Shares, the “Shares”) equal to (i) the Aggregate Value of the RAC Contributed Assets (as defined herein) divided by (ii) the lesser of (A) $17.00 per share of common stock of the Company or (B) the amount that is 85% of the per share price set forth in the Rule 144A Offering (the “RAC Contribution”); and”

2.2 Amendment and Restatement of Section 2.2. Section 2.2 of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“2.2 Contribution and Assignment by RAC. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date, RAC shall contribute an amount in cash equal to all cash invested in RAC by its members, less any transaction costs, if any, general and administrative expenses, if any, and any amounts previously paid to GES pursuant to the Rig Contract (the “RAC Cash Contribution”), to the Company and shall contribute, assign, transfer, convey, grant and set over to the Company, and the Company shall acquire, free and clear of any Liens (as defined in Section 4.6), all of RAC’s right, title and interest in and to each of the Rig Contract and that certain Drilling Bid Proposal and Daywork Drilling Contract by and between RAC and GLB Exploration, Inc. (the “Drilling Contract”), a copy of which is attached hereto as Exhibit J, including, without limitation, any and all amendments, supplements and modifications thereto, and replacements thereof, and all records, data, prepayments and deposits related thereto (such rights, titles and interests, together with the RAC Cash Contribution, shall be collectively referred to herein as the “RAC Contributed Assets”, and together with the GES Contributed Assets, the “Contributed Assets”). Notwithstanding the foregoing, for the purposes of this Agreement, the “Aggregate Value of the RAC Contributed Assets” shall be equal to all cash contributions made to RAC by its members as of the Closing Date, plus Two Million and No/100 Dollars ($2,000,000.00).”

2.3 Amendment and Restatement of Section 2.5. Section 2.5 of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“2.5 Issuance of Shares. In exchange for the contribution of the Contributed Assets, the Company hereby agrees to issue the GES Closing Shares and the right to receive the GES Contingent Shares to GES and the RAC Shares to RAC and assume the GES Assumed Liabilities and the RAC Assumed Liabilities. The Shares shall be the total consideration paid by and required of the Company with respect to the subject matter of this Agreement.

(a) The Parties acknowledge and agree that the portion of the GES Shares that constitute the GES Closing Shares shall be issued to GES upon the Closing.

(b) The Parties acknowledge and agree that the portion of the GES Shares constituting the GES Contingent Shares shall be issued to GES as follows:

(i) 20% of the GES Contingent Shares shall be issued to GES on the date that the Company and its Affiliates (but not including GES, RAC or any of their respective direct or indirect equity owners) have a minimum of eleven (11) Qualifying Rigs;

(ii) 20% of the GES Contingent Shares shall be issued to GES on the date that the Company and its Affiliates (but not including GES, RAC or any of their respective direct or indirect equity owners) have a minimum of twelve (12) Qualifying Rigs;

(iii) 20% of the GES Contingent Shares shall be issued to GES on the date that the Company and its Affiliates (but not including GES, RAC or any of their respective direct or indirect equity owners) have a minimum of thirteen (13) Qualifying Rigs; and

(iv) 20% of the GES Contingent Shares shall be issued to GES on the date that the Company and its Affiliates (but not including GES, RAC or any of their respective direct or indirect equity owners) have a minimum of fourteen (14) Qualifying Rigs;

(v) Any remaining unissued GES Contingent Shares shall be issued to GES on the date that the Company and its Affiliates (but not including GES, RAC or any of their respective direct or indirect equity owners) have a minimum of fifteen (15) Qualifying Rigs.

(c) Notwithstanding anything contained in this Section 2.5 to the contrary, if at any time any portion of the GES Contingent Shares is to be issued to GES pursuant to Section 2.5(b), less than seventy percent (70%) of the Company’s Qualifying Rigs are deployed or under written contract to be deployed, then the Company shall not issue such GES Contingent Shares to GES until such time as seventy percent (70%) or more of the Company’s Qualifying Rigs are deployed or under written contract to be deployed.

(d) Notwithstanding anything contained in this Section 2.5 to the contrary, in the event that there is a Change of Control of the Company, then immediately upon consummation of such Change of Control, GES shall be entitled to receive any remaining unissued GES Contingent Shares and such GES Contingent Shares shall be immediately issued to GES upon the closing of such Change of Control transaction.

(e) Notwithstanding anything contained in this Section 2.5 to the contrary, in the event that there are any GES Contingent Shares that are not required to be issued as of December 31, 2013 because the requisite number of Qualifying Rigs have not been constructed or acquired or are not capable of being marketed and commencing operations or the events contemplated by Sections 2.5(c) and 2.5(d) have not yet occurred (the “Remaining GES Contingent Shares”), GES’ right to receive the Remaining GES Contingent Shares under this Agreement, including pursuant to Sections 2.5(b), 2.5(c) or 2.5(d), shall be forfeited and terminated in all respects. The Company agrees to make a good faith effort to complete any drilling rigs under construction during the fourth quarter of 2013 so that such drilling rigs become Qualifying Rigs on or before December 31, 2013.

(f) So long as any GES Contingent Shares have not been issued to GES, the Parties agree that the construction or acquisition of the Company’s eleventh (11th) though the fifteenth (15th) Qualifying Rigs will not commence unless and until a majority of the disinterested members of the Board of Directors of the Company or a committee comprised solely of disinterested members of the Board of Directors have approved the capital expenditures of the Company related to such Qualifying Rigs. For the avoidance of doubt, Tom Bates and Tighe Noonan are, as of the date hereof, interested directors due to their concurrent service as directors of GES, and Byron Dunn is currently an interested director due to his minority ownership interest in GES. This approval requirement will terminate on the date that is the earlier of (i) the date on which GES has been issued all of the outstanding GES Contingent Shares or (ii) December 31, 2013.”

2.4 Amendment and Restatement of Section 3.4(a). Section 3.4(a) is hereby amended and restated in its entirety as follows:

“(a) a stock certificate issued in the name of GES evidencing the GES Closing Shares;”

2.5 Amendment of Section 7.2(a). The last sentence of Section 7.2(a) of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“Except for Damages arising from third-party claims for Damages payable in cash, which shall be payable by GES solely in cash, GES shall have the option, in its sole discretion, to satisfy any indemnification obligation under this Section 7.2 by payment in cash or by the forfeiture of the number of GES Closing Shares or GES Contingent Shares that have been issued to GES equal to (y) the amount of the indemnification obligations owed by GES, divided by (z) the Per Share Fair Market Value of such GES Closing Shares or GES Contingent Shares that have been issued to GES at the time such indemnification obligation is owed to the Company.”

2.6 Amendment and Restatement of Section 10.1. Section 10.1 of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“10.1 Rule 144A Offering. The transactions contemplated by the Rule 144A Offering, with at least $150,000,000 in capital raised through such Rule 144A Offering, shall close simultaneously with the transactions contemplated by this Agreement.”

2.7 Amendment and Restatement of Section 11.1. Section 11.1 of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“11.1 Rule 144A Offering. The transactions contemplated by the Rule 144A Offering, with at least $150,000,000 in capital raised through such Rule 144A Offering, shall close simultaneously with the transactions contemplated by this Agreement.”

2.8 Incorporation of Drilling Contract as Exhibit J. That certain Drilling Bid Proposal and Daywork Drilling Contract by and between RAC and GLB Exploration, Inc. and attached hereto as Attachment I is hereby incorporated into the Contribution Agreement as Exhibit J for all purposes.

3. GENERAL PROVISIONS.

3.1 Interpretation. Unless the context of this Amendment otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement, (d) all references in this Amendment to Sections, Annexes and Exhibits shall mean and refer to Sections, Annexes and Exhibits of this Amendment or the Contribution Agreement, as applicable, (e) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations and (f) references to any Person or Exchange Act Person shall be deemed to mean and include the successors and permitted assigns of such Person or Exchange Act Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person).

3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimiles or other electronic copies of signatures will be deemed to be originals.

3.3 Assignment, Successors and Assigns. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

3.4 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

3.5 Headings. The captions of the various Sections of this Amendment have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Amendment.

3.6 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AMENDMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING THE “CONFLICT OF LAWS” RULES THEREOF.

3.6. Future References to the Contribution Agreement. Future references to the Contribution Agreement shall refer to the Contribution Agreement as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Contribution and Share Subscription Agreement as of the date first written above.

GLOBAL ENERGY SERVICES
OPERATING, LLC,
a Delaware limited liability company

By:	/s/ Michael Stansberry
Michael Stansberry, Chief Executive Officer

INDEPENDENCE CONTRACT
DRILLING, LLC,
a Delaware limited liability company

By:	/s/ Philip Choyce
Philip Choyce, Authorized Signatory

INDEPENDENCE CONTRACT
DRILLING, INC.,
a Delaware corporation

By:	/s/ Philip Choyce
Philip Choyce, Authorized Signatory

JOINDER TO AMENDMENT NO. 1 TO ASSET CONTRIBUTION AND SUBSCRIPTION AGREEMENT

The UNDERSIGNED hereby agrees, effective as of the date set forth below, to become a party to that certain Asset Contribution and Subscription Agreement dated effective November 23, 2011 by and among Global Energy Services Operating, LLC, IndependenceContract Drilling LLC and Independence Contract Drilling, Inc., as amended by Amendment No. 1 thereto dated December 15, 2011 (as amended, the “Contribution Agreement”), for the limited purpose of acknowledging the covenants set forth in Section 9.9 of the Contribution Agreement, and agreeing to cause its affiliates to be bound by and comply with them.

Dated Effective: December 15, 2011	SOUTHWEST OILFIELD PRODUCTS INC., a Delaware corporation

	By:	/s/ Michael Stansberry
Michael Stansberry, Chief Executive Officer

AMENDMENT NO. 1 TO JOINDER TO ASSET CONTRIBUTION AND SUBSCRIPTION AGREEMENT

The UNDERSIGNED hereby agrees, effective as of the date set forth below, to become a party to that certain Asset Contribution and Subscription Agreement dated effective November 23, 2011 by and among Global Energy Services Operating, LLC, Independence Contract Drilling LLC and Independence Contract Drilling, Inc.as amended by Amendment No. 1 thereto dated December 15, 2011(as amended, the “Contribution Agreement”), for the limited purpose of acknowledging the covenants set forth in Section 9.9 of the Contribution Agreement, and agreeing to cause its affiliates to be bound by and comply with them.

Dated Effective: December 15, 2011	SWOP ACQUISITION, LLC,
a Texas limited liability company
d/b/a GES Well Servicing Systems

	By:	/s/ Michael Stansberry
Michael Stansberry, Chief Executive Officer